SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2005

Worldspan, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2005, Worldspan, L.P. (the “Company”), WS Financing Corp. (“WS Financing”), the wholly-owned domestic subsidiaries of the Company party thereto as guarantors (the “Guarantor Subsidiaries”) and The Bank of New York Trust Company, N.A., as trustee entered into an Indenture (the “Indenture”) as part of the Company’s and WS Financing’s refinancing transactions (the “Refinancing Transactions”).  Pursuant to the Indenture, the Company and WS Financing issued $300,000,000 of Senior Second Lien Secured Floating Rate Notes due 2011 (the “New Notes”), secured on a second priority basis by substantially all of the assets of the Company, WS Financing and the Guarantor Subsidiaries.  In connection with the closing under the Indenture, the New Notes were sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act.

In addition, in connection with the Refinancing Transactions, on February 11, 2005, the Company, as borrower, Worldspan Technologies Inc. (“WTI”), the parent of the Company and WS Holdings LLC (“WS Holdings”) entered into a new credit agreement (the “Credit Agreement”) with J.P. Morgan Securities Inc. and UBS Securities LLC, as joint advisors, J.P. Morgan Securities Inc., UBS Securities LLC and Lehman Brothers Inc., as joint book-runners, J.P. Morgan Securities Inc., UBS Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as joint lead arrangers, UBS Securities LLC, as syndication agent, Lehman Commercial Paper Inc., Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”).  In connection with the closing under the Credit Agreement, the Lenders made available to the Company a new senior credit facility (the “New Senior Credit Facility”) consisting of a revolving credit facility in the amount of $40,000,000 and a new term loan facility in the amount of $450,000,000.

The net proceeds to the Company from the sale of the New Notes and the closing of the New Senior Credit Facility, along with available cash of the Company, were or will be used to (i)(a) repay approximately $58,000,000 of then-existing senior term loans and revolving credit loans including any accrued and unpaid interest thereon then outstanding under the Company’s then-existing senior credit facility (the “Old Credit Facility”) pursuant to the Credit Agreement, dated as of June 30, 2003, among the Company, WTI, WS Holdings, the several banks and other financial institutions or entities from time to time party thereto, Lehman Brothers Inc., as sole and exclusive advisor, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint book runners, Deutsche Bank Securities Inc., as syndication agent, JPMorgan Chase Bank, Citicorp North America, Inc. and Dymas Funding Company, LLC, as documentation agents, and Lehman Commercial Paper Inc., as administrative agent, and (b) terminate all commitments then outstanding under the Old Credit Facility, (ii) accept for purchase pursuant to the cash tender offer for any and all of the Company’s and WS Financing’s outstanding 9 5/8% Senior Notes due 2011 (the “Old Notes”) approximately $279,000,000 of Old Notes validly tendered prior to the consent date (more than 99½% of the total aggregate principal amount of $280,000,000 of Old Notes previously outstanding), and pay those holders the total purchase price of $1,171.64, including a consent payment related to the solicitation of the holders’ consent to the elimination of substantially all of the covenants contained in the indenture related to the Old Notes, for each $1,000 principal amount of Old Notes tendered in accordance with the Company’s and WS Financing’s Offer to Purchase and Consent Solicitation Statement and Letter of Transmittal and Consent  (the “Offer to Purchase and Consent Solicitation Statement”), plus accrued and unpaid interest on the Old Notes, for an aggregate total purchase price of approximately $331,000,000, and accept for purchase and pay for additional Old Notes tendered prior to February 22, 2005, the expiration time of the tender offer, in accordance with the Offer to Purchase and Consent Solicitation Statement, (iii) redeem 100% of WTI’s outstanding 10.0% Series A Cumulative Compounding Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), at a redemption price equal to the face amount of the Series A Preferred Stock plus accrued and unpaid dividends thereon (including Additional Dividends (as defined in WTI’s Amended and Restated Certificate of Incorporation)) to the redemption date for a total redemption price of approximately $376,000,000, (iv) pay the Consent Fee (as defined below) to the Funds (as defined below) and (v) pay fees and expenses related to the Refinancing Transactions.

In addition, in connection with the Refinancing Transactions, on February 16, 2005, WTI, CVC Capital Funding, LLC (“CVC Capital”) and Citicorp Mezzanine III, L.P. (“CMIII,” and together with CVC Capital, the “Funds”) entered into an Exchange Agreement (the "Exchange Agreement").  In connection with the closing under the Exchange Agreement, WTI issued approximately  $44,000,000 aggregate principal amount of its new Subordinated Notes due 2013 (the “New HoldCo Notes”) to the Funds and paid approximately $365,000 in accrued and unpaid interest in exchange for the surrender and cancellation by the Funds of all of the obligations owing by WTI to the Funds under each Fund’s interest in that certain Subordinated Note (the “Seller Note”), dated as of June 30, 2003, made by WTI in favor of American Airlines, Inc. (which was subsequently transferred in part to each of the Funds).  WTI also agreed to pay the Funds a total of approximately $8,600,000 on or before February 28, 2005, as a consent fee (the “Consent Fee”) in return for the approval by the Funds of the Refinancing Transactions and the replacement of the Seller Note with the New Holdco Notes.

Also in connection with the Refinancing Transactions, on February 16, 2005, the Company entered into an amendment to its Advisory Agreement with WTI to terminate all advisory and other fees payable under that agreement as of January 1, 2005 in return for a prepayment of $7,700,000 payable on or before December 15, 2005.  In addition, WTI entered into an amendment to its Advisory Agreement with CVC Management LLC to terminate all advisory and other fees payable under that agreement as of January 1, 2005 in return for a prepayment of $4,620,000 payable on or before December 15, 2005.  Also, on February 16, 2005, WTI filed a Certificate of Amendment of its Amended and Restated Certificate of Incorporation, effective as of the date of filing, with the Secretary of State of the State of Delaware to, among other things, terminate the special dividends payable to holders of the Class B Common Stock of WTI in return for a prepayment of $3,080,000 payable on or before December 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: General Counsel, Secretary and Senior Vice President—Human Resources

Dated: February 17, 2005